                                                                     EXHIBIT 3.4
                                    BY LAWS

                                       OF

                              CELL PATHWAYS, INC.


                                   Article I

                                    Offices

     Section 1. Registered Office. The registered office of the Corporation shall be established and maintained at the office of The Prentice-Hall Corporation System, Inc. in the City of Dover, in the County of Kent, in the State of Delaware. The registered agent of the Corporation at such address shall be The Prentice-Hall Corporation System, Inc.

     Section 2. Other Offices. The Corporation may also have offices at such other place or places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  Article II


                                 Stockholders

     Section 1. Annual Meetings. The annual meeting of Stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors from time to time and stated in the notice of the meeting. If this date shall fall upon a legal holiday, then the meeting shall be held on the next succeeding business day. If any annual meeting for the election of Directors shall not be held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient. At each annual meeting the Stockholders entitled to vote shall elect Directors to succeed those whose terms then expire and may transact such other business as shall have been properly brought before the meeting. Any previously scheduled meeting of the Stockholders may be postponed by resolution of the Board of Directors upon public notice or other notice given to the Stockholders prior to the date previously scheduled for such meeting of Stockholders.

     Section 2. Special Meetings. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board of Directors or by the President and shall be called by the Chairman of the Board of Directors, the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request to the Secretary in writing of Stockholders owning not less than 20 percent of the votes of the entire capital stock of the Corporation issued and outstanding which are entitled to vote for the election of Directors. Such request shall state the purpose or purposes of the proposed meeting. Any special meeting of

                                       1.

Stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting. If this date shall fall upon a legal holiday, then the meeting shall be held on the next succeeding business day.

     Section 3. Meeting Notices. Written notice of Stockholder meetings, whether annual or special, stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than 10 days or more than 60 days before the date of the meeting. Written notice of any annual or special meeting shall state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be confined to such purpose or purposes. If pursuant to any stockholders' agreement to which the Company is a party any one or more persons shall be entitled to designate one or more individuals for election to the Board of Directors, then the written notice of such meeting shall contain the date, if any, by which such designation must be received by the Corporation to be effective. Except as otherwise required by law, notice of any meeting of Stockholders following an adjournment thereof shall not be required to be given if the time and place thereof are announced at the meeting which is adjourned.

     Section 4. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

     Section 5. Quorum. At all meetings of Stockholders, except as otherwise required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, shares entitling the holders thereof to cast a majority of the votes of all issued and outstanding Corporation stock, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, then the chairman of the meeting or Stockholders holding shares of Corporation stock entitling them to cast a majority of the votes thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. In the case of a vote of any class or series of Corporation stock, shares entitling the holders thereof to cast a majority of the votes of all issued

                                      2.

and outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum for the transaction of business by such class or series.

     Section 6. Voting of Shares. Unless otherwise specifically provided by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, each Stockholder shall at every meeting of the Stockholders be entitled to one vote for each share of Corporation stock having voting power held by such Stockholder. All elections for Directors shall be decided by a plurality of the votes of the shares present at the meeting at which a quorum is present, in person or by proxy, and entitled to vote on the election of Directors. All other questions at any meeting of Stockholders shall be decided by majority vote of the shares entitled to vote on the subject matter present, in person or by proxy, at the meeting at which a quorum is present, except as otherwise provided by the Certificate of Incorporation or the Delaware General Corporation Law. Where a separate vote by class or series of any Corporation stock is required, the matter shall be decided by a majority vote of all of the issued and outstanding shares of each class or series entitled to vote on the matter.

     Section 7. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 8.  Nominations and Stockholder Business.

          (A) Annual Meetings. At any annual meeting of the Stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Corporation who was a Stockholder of record at the time of the giving of notice provided for in this Section 8(A), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 8(A). For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause
(iii) of the foregoing sentence, such business, as determined by the chairman of the meeting, must be a proper subject for Stockholder consideration under the Delaware General Corporation Law, and the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. E.S.T. on the fifth business day preceding the date of the Stockholders' meeting. Such Stockholder's notice shall set forth as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. As to any other business that the Stockholder proposes to bring before the meeting, the notice shall contain a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting. All notices shall contain (i) the name and record address of the Stockholder making the nomination or proposing such business, (ii) the class and number of shares of capital stock of the Corporation which are

                                      3.

beneficially owned by such Stockholder, and (iii) any material interest of such Stockholder in such business.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 8; provided, however, that nothing in this Section 8 shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with such procedures.

          (B) Special Meetings. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting of Stockholders pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting either by or at the direction of the Board of Directors or by any Stockholder of the Corporation who is a Stockholder of record at the time of the giving of the notice of special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 8(A) hereof.

          (C) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. The chairman of any meeting of Stockholders shall have the power and duty to determine whether any nomination of a person for election as a Director or the proposal of any business to be brought before the meeting was made in accordance with the procedures set forth in this Section 8 and, if any proposed nomination or business is not brought before the meeting in accordance with such procedures, to so declare to the meeting, whereupon such nomination shall be disregarded and such business shall not be transacted.

     Section 9. Written Action by Stockholders Without a Meeting. Except as otherwise provided in the Certificate of Incorporation, any action either required by the Delaware General Corporation Law to be taken at an annual or special meeting of Stockholders, or which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting and without a vote if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding Corporation stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its Secretary at its principal executive offices.

     Section 10. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the Stockholder list required by Section 4 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

     Section 11. Conduct of Meeting. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, or in his absence the Chief Executive officer,

                                      4.

shall act as chairman of the meeting; and the Secretary, or in his absence an Assistant Secretary, shall act as secretary of the meeting. The order of business shall be determined by the chairman of the meeting.

                                  Article III

                                   Directors

     Section 1. Number, Tenure and Qualifications. The number of Directors which shall constitute the whole Board of Directors shall be as prescribed from time to time by a resolution adopted by Directors constituting a majority of the prescribed number of Directors; provided, however, that the total prescribed number of initial Directors shall be one. The Directors shall be elected at the annual meeting of the Stockholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be Stockholders.

     Section 2. Vacancies. Until such time as there shall be an effective voting agreement among the Stockholders for the election of Directors, vacancies on the Board of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole Director if there shall be only one Director. Except as otherwise provided by the Delaware General Corporation Law, following such time as there shall be an effective voting agreement among the Stockholders for the election of Directors, any vacancy on the Board of Directors (whether because of death, resignation, removal, an increase in the number of Directors, or any other cause) may be filled only pursuant to a written consent of Stockholders or a meeting of Stockholders duly called, and any Director so chosen shall hold office until the next election of Directors and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by the Delaware General Corporation Law.

     Section 3. General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws reserved to the Stockholders.

     Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. First Meeting. The newly-elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of Stockholders, or the time and place of such Board of Directors meeting may be fixed by consent in writing of all of the Directors. In the event of the failure of the Directors to fix the time or place of such first meeting of the newly-elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the Directors, the meeting may be held at such time and place as shall be specified in a notice of

                                      5.

meeting given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

     Section 6. Regular Meetings. The time and place of regular meetings of the Board of Directors shall be determined by a resolution of the Board of Directors adopted at the first meeting of the newly-elected Board of Directors or at such other meeting of the Board of Directors of which proper notice was given, and such meetings shall be deemed properly called and may be held without further notice other than such resolution.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by either the Chairman of the Board of Directors or the President on ten days' notice to each Director, and shall be called by the President or the Secretary in a like manner and on like notice on the written request of three Directors. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the Directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

     Section 8. Quorum. At all meetings of the Board of Directors a majority of the prescribed number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Organization. At each meeting of the Board of Directors the Chairman of the Board of Directors, or, in his or her absence, the President of the Corporation, or, in his or her absence, a Vice Chairman of the Board of Directors, or, in the absence of all of said officers, a person chosen by a majority of the Directors present, shall preside as chairman of the meeting. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, if any, or, in the absence of the Secretary and Assistant Secretaries, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

     Section 10. Written Action by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent to such action in writing, and the consent or consents are filed with the minutes of proceedings of the Board or such committee.

     Section 11. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all

                                       6.

persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the total prescribed number of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board of Directors. A majority of the total prescribed number of committee members shall constitute a quorum for the transaction of business at any meeting of such committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 13. Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any such committee and/or a stated fee as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  Article IV

                                    Notices

     Section 1. Written Notice. Whenever, under the provisions of the Delaware General Corporation Law, of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or Stockholder, such notice shall be in writing and shall be given to such Director or Stockholder in person, by first class United States mail or by telegram, telex or facsimile transmission. If mailed, such notice shall be addressed to such Director or Stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and, if notice of more than 20 days is being given, shall be deemed to be given at the time when the same shall be deposited in the United States mail.

     Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice,

                                      7.

whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, Directors or any committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                                   Article V

                                   Officers

     Section 1. Number. The Corporation shall have such officers with such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall be appointed by the Board of Directors and shall include a President, a Vice-President, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors and one or more Vice-Chairmen of the Board of Directors from among their members, and additional Vice-Presidents, and one or more Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The officers of the Corporation need not be Stockholders of the Corporation.

     Section 2. Election and Term of Office. The Board of Directors at its first meeting after each annual meeting of Stockholders shall appoint the officers of the Corporation. Each officer of the Corporation shall hold office until his or her successor is appointed and qualified, or until his or her earlier resignation or removal.

     Section 3. Removal. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors or by any committee of the Board of Directors or superior officer upon whom such power of removal may be conferred by the Board of Directors.

     Section 4. Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside, if present, at all meetings of the Board of Directors. Except where by the Delaware General Corporation Law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all documents of the Corporation which the President may be authorized to sign by these Bylaws or by the Board of Directors. The Chairman of the Board of Directors shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors on all matters within his or her knowledge which the interests of the Corporation may

                                      8.

require to be brought to their notice. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President unless the Board of Directors shall designate another officer to exercise such powers and discharge such duties. The Chairman of the Board of Directors shall be an officer of the Corporation and, as such, shall perform such other duties and may exercise such other powers as from time to time may be prescribed by these Bylaws or by the Board of Directors.

     Section 6. Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors, if any, shall perform such duties and may exercise such powers as from time to time may be prescribed by the Board of Directors.

     Section 7. President. The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another officer as Chief Executive Officer, and shall have the power of general and active management of the business, subject to the control of the Board of Directors. The President shall vote all shares of stock of any other corporation standing in the name of the Corporation except where the voting thereof shall be expressly delegated by the Board of Directors or to some other officer or agent of the Corporation. The President shall also perform all duties incident to the office of the President and such other duties as may be prescribed by these Bylaws or by the Board of Directors from time to time.

     Section 8. Vice-Presidents. Each Vice-President shall perform such duties and have such powers as the Board of Directors or Chief Executive Officer may from time to time prescribe. At the request of the Board of Directors, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 9. Treasurer. If required by the Board of Directors, the Treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer (or if there is none, the chief financial officer) shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; (b) sign (unless the Secretary or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board of Directors, or President, or a Vice-President, certificates for shares of the capital stock of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the Corporation thereon may be by facsimile as provided in these Bylaws; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors or, to the extent not inconsistent with any direction of the Board of Directors, by the President.

                                      9.

     Section 10. Secretary. The Secretary shall: (a) keep the minutes of the Stockholders' and of the Board of Directors' meetings in one or more books provided for that purpose, and at the request of the Board of Directors shall also perform like duties for the standing committees thereof when required; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (e) have general charge of the stock transfer books of the Corporation; (f) sign (unless the Treasurer or other proper officer thereunto duly authorized by the Board of Directors shall sign), with the Chairman of the Board of Directors, President or a Vice-President, certificates for shares of the capital stock of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors, provided that the signatures of the officers of the Corporation thereon may be by facsimile as provided in these Bylaws; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or, to the extent not inconsistent with any direction of the Board of Directors, by the President.

     Section 11. Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Board of Directors or, to the extent not inconsistent with any direction of the Board of Directors, by the Treasurer or the Secretary, respectively, or by the President. In the event of the absence, inability or refusal to act of the Treasurer or the Secretary, the Assistant Treasurers or Assistant Secretaries (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the Treasurer or the Secretary, respectively.

     Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors or, to the extent not inconsistent with any direction of the Board of Directors, by the President.
The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

     Section 13. Other Positions. The Board of Directors may authorize the use of titles, including the titles of chairman, president and vice-president, by individuals who hold management positions with the business groups, divisions or other operational units of the Corporation, but who are not and shall not be deemed officers of the Corporation. Individuals in such positions shall hold such titles at the discretion of the Board of Directors, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

     Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, or by one or more committees or officers to the extent so authorized from

                                      10.

time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

                                  Article VI

                            Interested Transactions

     Section 1. Generally. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum;

          (b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the Stockholders.

     The interested Directors may be counted in determining the presence of a quorum at any meeting of the Board of Directors or of any committee thereof which authorizes the contract or transaction.

                                  Article VII

                         Indemnification and Insurance

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is an Indemnified Person (as hereinafter defined) shall be indemnified and held harmless by the Corporation to the fullest extent permitted under the Delaware General Corporation Law, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the Corporation to provide prior to such amendment). Such indemnification shall cover all

                                      11.

expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

     Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article, the Corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

     For purposes of this Article:

               (i) a "Proceeding" is any investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

               (ii) an "Indemnified Person" is any person who is, was, or had agreed to become a Director, an officer, an employee or a Delegate (as defined herein) of the Corporation or the legal representative of any of the foregoing; and

               (iii) a "Delegate" is any person serving at the request of the Corporation or a subsidiary of the Corporation as a director, trustee, fiduciary or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

     Section 2. Expenses. Expenses, including attorneys' fees, incurred by a person indemnified pursuant to Section 1 of this Article in defending or otherwise being involved in a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article, the Corporation shall pay such expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the Board of Directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay such advances pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

     Section 3.  Protection of Rights.  If a claim under Section 1 of this
Article is not promptly paid in full by the Corporation after a written claim has been received by the Secretary of the Corporation, or if expenses pursuant to Section 2 of this Article have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Secretary of the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expenses thereof (including, without limitation, reasonable attorneys' fees).

                                      12.

It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its Stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its Stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

     Section 4.  Miscellaneous.

               (i) Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of Stockholders or disinterested Directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the Corporation or others and for such other indemnification of Directors, officers or Delegates as it shall deem appropriate.

               (ii) Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent of, or person serving in any other capacity with, the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the Delaware General Corporation Law. The Corporation may enter into contracts with any Director, officer or Delegate of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article.

               (iii) Contractual Nature. The provisions of this Article shall be applicable to all Proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a Director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This Article shall be deemed to be a contract between the Corporation and each person who, at any time that this Article is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder, and any repeal or other modification of this Article or any repeal or modification of the Delaware General Corporation Law or any other applicable law shall not limit any Indemnified Person's entitlement to the advancement of expenses or indemnification under this Article for Proceedings then existing or later arising out of events, acts or omissions occurring prior

                                      13.

     to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

               (iv) Cooperation. Each Indemnified Person shall cooperate with the person, persons or entity making the determination with respect to such Indemnified Person's entitlement to indemnification under this Article, including providing to such person, persons or entity upon reasonable advance request any documentation or other information which is not privileged or otherwise protected from disclosure and which is reasonably available to such Indemnified Person and reasonably necessary to determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by such Indemnified Person in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to such Indemnified Person's entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold such Indemnified Person harmless therefrom.

               (v) Subrogation. In the event that any payment is made to an Indemnified Person pursuant to this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnified Person, who shall execute all papers required and take all action necessary to secure such rights, including, without limitation, execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

               (vi) Severability. If this Article or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article shall be construed in all respects as if such invalid or unenforceable provisions had been omitted herefrom.

                                 Article VIII

                              Stock Certificates

     Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, in such form as the Board of Directors shall prescribe, signed in the name of the Corporation by (i) the Chairman of the Board of Directors, the President or a Vice-President and (ii) by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number and class of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such

                                      14.

certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 2. Records of Certificates. A record shall be kept of the name of the person, firm or corporation of record holding the Corporation stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation thereof, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3 of this
Article VIII.

     Section 3. Lost Certificates. A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed, and give the Corporation a bond in such sum as the Board of Directors may direct so as to secure such indemnity obligation.

     Section 4. Transfers of Stock. The shares of stock of the Corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives by the surrender to the Corporation or the transfer agent of the Corporation of a certificate for such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, whereupon the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5. Fixing Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of Corporation stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not

                                      15.

it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  Article IX

                              General Provisions

     Section 1. Execution of Documents. The President, or any other officer, employee or agent of the Corporation designated by the Board of Directors or designated in accordance with corporate policy approved by the Board of Directors, shall have the power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including the power to redelegate) by the President or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the Corporation.

     Section 2. Dividends. Subject to provisions contained in the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when the Board of Directors deems expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions contained in the Certificate of Incorporation. In the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board of Directors shall direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board of Directors. Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

     Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December in such year.

     Section 4. Indebtedness. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, or agent or agents of the Corporation and in such manner as shall be determined from time to time by the Board of Directors.

                                   Article X

                                  Amendments

     Section 1. Generally. Subject to provisions contained in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Stockholders or the Board of Directors; provided, however, that

                                      16.

notice of such alteration, amendment, repeal or adoption of new Bylaws must be contained in the notice of any meeting of Stockholders or of the Board of Directors, as the case may be, at which it is to be proposed that such alteration, amendment, repeal or adoption be effected. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the total prescribed number of Directors.


Date: December 4, 1992

                                      17.